Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of DarioHealth Corp. (the "Company") pertaining to the Company’s 2020 Equity Incentive Plan of our report dated March 8, 2021, with respect to the consolidated financial statements of DarioHealth Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
June 8, 2021	A Member of Ernst & Young Global